                                                              EXHIBIT 99a
                                                              -----------

FOR IMMEDIATE RELEASE                            CONTACT:  J. Chris Brewster
- ---------------------
                                                                713/942-6216
                                                                FIL 96-07

               SANIFILL TO SELL ITS MARINE NONHAZARDOUS OILFIELD
               WASTE COLLECTION OPERATIONS TO NEWPARK RESOURCES;
                         ANNOUNCES RECENT ACQUISITIONS

     Houston, Texas (June 5, 1996) -- Sanifill, Inc. (NYSE-FIL) and Newpark Resources, Inc. (NYSE-NR) today announced that they have executed definitive agreements for the purchase by Newpark of the marine-related nonhazardous oilfield waste ("NOW") collection operations of Campbell Wells, Ltd. ("Campbell Wells"), a Sanifill subsidiary, for a purchase price of $70.5 million, subject to financing and certain regulatory approvals. Newpark plans a public offering of Common Stock to fund the acquisition and the additional working capital that will be needed as a result of the purchase. The offering will be made only by means of a prospectus included in a registration statement that has become effective under the Securities Act.

     Earlier, Newpark and Sanifill filed notification forms specified under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and, on May 24, 1996, the Federal Trade Commission ("FTC") requested additional information with respect to the proposed transaction, which the parties have begun to accumulate. Under the HSR Act, the parties are not permitted to proceed with the transaction until 20 days after they furnish the requested information. Consummation of the transaction is also conditioned on the absence of any injunction against the transaction or any pending or threatened governmental proceedings seeking to enjoin the transaction.

     If the acquisition is consummated, Newpark will purchase substantially all of Campbell Wells' non-landfarm NOW assets and will assume leases associated with five transfer stations located along the Gulf Coast and three receiving docks at the landfarm facilities operated by Campbell Wells, all of which are located in Louisiana. For the year ended December 31, 1995, Campbell Wells had revenues of approximately $19 million from the business to be acquired by Newpark. Sanifill will continue to own and operate its Louisiana NOW landfarms and its South Texas NOW disposal site. Newpark, Sanifill and Campbell Wells have entered into a NOW disposal agreement to become effective upon completion of the acquisition, providing for delivery of an agreed-upon annual volume of NOW to Campbell Wells' landfarms for disposal over a twenty-five year period.


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Campbell Wells and Sanifill have also agreed to refrain from competing in the marine NOW collection business in the States of Louisiana, Texas, Mississippi and Alabama and in the Gulf of Mexico for a limited period. Campbell Wells and Sanifill will continue to compete for the disposal of NOW wastes that are generated on and transported by land.

RECENT SOLID WASTE ACQUISITIONS
- -------------------------------

     In other news, Sanifill announced a number of acquisition transactions that had closed subsequent to its most recent press release dated April 17, 1996. Since that time, Sanifill has closed acquisitions involving $13 million of estimated annual revenues. The majority of the acquired revenues relate to "tuck-in" collection acquisitions in the Portland, Oregon market. So far, in 1996, these transactions bring Sanifill's acquisition activity to $59 million in estimated annual revenues. Sanifill now has under letters of intent additional acquisitions involving $32 million of estimated annual revenues. While there can be no assurance that transactions under letters of intent will close, the Company believes it is well positioned for further growth by acquisition. Given the transactions closed to date, those under letters of intent, and the high activity level of the Company's acquisition team, management believes that, in 1996, Sanifill may exceed the record for acquisition activity that was set in 1995, which involved the purchase of companies with estimated annual revenues of $120 million.

     Sanifill, Inc., headquartered in Houston, Texas, is an environmental services company specializing in the management and disposal of nonhazardous waste in 23 states, the District of Columbia, the Commonwealth of Puerto Rico, Mexico, and Canada.



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              SANIFILL ACQUISITION SUMMARY, JAN. 1 - JUNE 5, 1996
              ---------------------------------------------------
          ESTIMATED ANNUAL REVENUE AND CONSIDERATION PAID ($ MILLIONS)
          ------------------------------------------------------------
                                               Total
                                              -------
     Estimated Annual Revenue                  $59 (a)

     Value of consideration given at closing
     Stock                                      34
     Cash and Notes                             53
                                               ---
     Total                                     $87 (a)
                                               ===

                    OPERATIONS AND PERMITS ACQUIRED IN 1996
                    ---------------------------------------


- -----------------------------------------------------------------------
       Market        Landfills   Collection   Transfer    Materials
                                 Operations   Stations     Recovery
                                                          Facilities
- -----------------------------------------------------------------------
Denver                                4
- -----------------------------------------------------------------------
Atlanta                               1           1
- -----------------------------------------------------------------------
Baltimore/
Washington, D.C.         1                        2
(MSW) (b,c)
- -------------------   --------   ---------     -------      ---------
Baltimore/
Washington, D.C.         1
(Dry Waste) (c)
- -----------------------------------------------------------------------
Orlando  (c)             1            1           1
- -----------------------------------------------------------------------
Houston                               5
- -----------------------------------------------------------------------
Oklahoma City                         1
- -----------------------------------------------------------------------
Toronto,Canada (c)                    1           2(d)
- -----------------------------------------------------------------------
San Diego (c)                         1
- -----------------------------------------------------------------------
Pennsylvania                          1
- -----------------------------------------------------------------------
Portland                              4
- -----------------------------------------------------------------------
Puerto Rico                           1
- -----------------------------------------------------------------------
Phoenix                               1
- -----------------------------------------------------------------------
Minnesota                             2
- --------------------------------------------------------------------

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(a)  These amounts exclude purchase consideration and expected revenues from a previously announced (February 8, 1996) development project in the Baltimore-Washington marketplace.
(b)  To be constructed.
(c)  New market entry in 1996.
(d)  One in operation, one under construction.